SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2001

RAINING DATA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

000-16449	94-3046892
(Commission File Number)	(I.R.S. Employer Identification No.)

17500 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 442-4400
(Registrant’s telephone number,
including area code)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     Carlton H. Baab, a managing principal of Astoria Capital Management, which beneficially owns approximately 55% of Registrant’s outstanding Common Stock, has been appointed President and Chief Executive Officer of Raining Data Corporation. Mr. Baab replaces Bryce C. Burns who resigned as Interim Chief Executive Officer. Mr. Burns will remain a member of the Board of Directors. Geoffrey P. Wagner, a general partner of Rockport Group, L.P., replaces Mr. Burns as Chairman of the Board.

     Richard K. Lauer, who served as President and Chief Operating Officer, and Timothy J. Holland, who served as Senior Vice President and Chief Technology Officer, left the Company on August 28, 2001 to pursue other business interests.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINING DATA CORPORATION

Date: August 29, 2001	By:	/s/ Scott K. Anderson

Scott K. Anderson, Jr. Vice President — Finance, Treasurer and Secretary